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                                                                     Exhibit 4.4

THIS NOTE AND THE SECURITIES ISSUABLE UPON EXERCISE OF CONVERSION AND PURCHASE RIGHTS HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF: (i) A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT; OR
(ii) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE LAWS OF OTHER APPLICABLE JURISDICTIONS.

THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, OR ISSUABLE UPON EXERCISE OF CONVERSION AND PURCHASE RIGHTS HEREUNDER, AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES, IF ANY, IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF MAY 17, 2000 AMONG NEPHROS, INC. AND THE HOLDERS OF OUTSTANDING CAPITAL STOCK OF SUCH COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF NEPHROS, INC.

                                  NEPHROS, INC.

                                    [FORM OF]

                                                                         No.
                                                                             ---
                     Senior Convertible Bridge Note due 2004

$
  -----------
                                                                   June 26, 2003

          Nephros, Inc., a Delaware corporation, (the "Company"), for value
received, hereby promises to pay to                         (the "Holder"), or
                                    ---------- ------------
registered assigns, the principal amount of             ($         ), with
                                            -----------   ---------
accrued but unpaid interest thereon at a rate equal to six percent (6%) per annum, on the Maturity Date. Payment shall be made at such place as designated by the Company upon surrender of this Note (as defined below), and shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. This Note is one of a duly authorized issue of Nephros, Inc. Senior Convertible Bridge Notes due 2004 (individually a "Note" and collectively the "Notes") in an aggregate principal amount of one million dollars ($1,000,000.00). Certain capitalized terms used herein are defined in Section 8.

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SECTION 1. Interest.

          The Company shall pay interest in arrears on the Maturity Date. Interest on this Note will accrue from the date of its issuance set forth above.

SECTION 2. Prepayment.

          Upon 20 days prior written notice to the Holder, this Note (including interest accrued on the principal hereof) may be prepaid by the Company, at any time, in whole but not in part, without penalty or premium if the Equity Financing Option is not exercised by the Committed Investor within 10 days after the Company notifies the Committed Investor that it has obtained a CE mark in Europe on its initial product.

SECTION 3. Conversion and Purchase of Extra Equity.

          (a) Conversion and Purchase Right. Promptly after obtaining a CE mark in Europe on its initial product, the Company shall give the Holder notice thereof (the "Trigger Notice"). If the Holder is a Qualified Person at such time, the Holder shall have 10 days from the Trigger Notice in which it may irrevocably elect (subject to the condition precedent that the Committed Investor exercises the Equity Financing Option) to convert this entire Note and all accrued interest hereon, in whole but not in part, into the number of whole shares of New Preferred that have an aggregate liquidation preference equal to the principal amount of this Note together with any accrued but unpaid interest thereon (subject to Section 4); provided that the Holder simultaneously elects to purchase (which right the Holder is hereby granted, contingent upon the simultaneous conversion of this Note), for the aggregate liquidation preference thereof, a number of additional shares of New Preferred (the "Extra Equity") having an aggregate liquidation preference equal to any amount, at the Holder's option, between 9 and 11 times the principal amount of this Note (such amount, the "Extra Equity Subscription Amount").

          (b) Procedures. (i) Any Holder of a Note desiring to convert such Note into New Preferred shall surrender such Note at the Company's principal executive office, accompanied by proper instruments of transfer to the Company or in blank, accompanied by irrevocable written notice (the "Notice of Conversion and Purchase"), in the form attached hereto as Annex I, to the Company that the Holder elects so to convert such Note and that the Holder elects to purchase the Extra Equity and specifying the Extra Equity Subscription Amount, which must be at least 9 times, and no more than 11 times, the principal amount of this Note, accompanied by payment by cash or certified check of the portion of the Extra Equity Subscription Amount equal to 4 times the principal amount of this Note (the "First Closing Purchase Price") and specifying the name or names (with address) in which a certificate or certificates evidencing shares of New Preferred are to be issued. On the last business day of the calendar month that is two months after the date of the Notice of Conversion and Purchase (the "Second Closing Date"), the Holder shall deliver to the Company payment, by cash or certified check, of a portion of the Extra Equity Subscription Amount that is equal to 3 times the principal amount of this Note (the "Second Closing Purchase Price"). On the last business day of the calendar month that is three months after the Second Closing Date (the "Third Closing Date"), the Holder shall deliver to the Company payment, by cash or certified check, of the unpaid portion of the Extra Equity Subscription Amount (which, depending on the total Extra

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Equity Subscription Amount elected by such Holder, will be at least 2 times, and no more than 4 times, the principal amount of this Note) (the "Third Closing Purchase Price").

               (ii) The Company need not deem a Notice of Conversion and Purchase to be received unless the Holder complies with all the provisions hereof (including, without limitation, payment of the Extra Equity Subscription Amount). The Company will make a notation of the date that a Notice of Conversion and Purchase is received, which date of receipt shall be deemed to be the date of receipt for purposes hereof.

               (iii) The Company shall, as soon as practicable after such surrender of any Note accompanied by a Notice of Conversion and Purchase and compliance with any other conditions herein contained (including, without limitation, payment of the First Closing Purchase Price), deliver to the person for whose account this Note was so surrendered certificates evidencing the number of full shares of New Preferred having an aggregate liquidation preference equal to the First Closing Purchase Price, subject to Section 4. On the Second Closing Date, upon compliance with the conditions herein contained (including, without limitation, payment of the Second Closing Purchase Price), the Company shall deliver to the person for whose account this Note was surrendered, certificates evidencing the number of full shares of New Preferred having an aggregate liquidation preference equal to the Second Closing Purchase Price, subject to Section 4. On the Third Closing Date, upon compliance with the conditions herein contained (including, without limitation, payment of the Third Closing Purchase Price), the Company shall deliver to the person for whose account this Note was surrendered certificates evidencing the number of full shares of New Preferred having an aggregate liquidation preference equal to the Second Closing Purchase Price, subject to Section 4.

               (iv) Subject to the following provisions of this Paragraph 3(b)(iv), such conversion and such purchases shall be deemed to have been made as of the dates of such surrender of the Note and payment of the respective portions of the Extra Equity Subscription Amount, and the person or persons entitled to receive the New Preferred deliverable upon such conversion and purchases shall be treated for all purposes as the record holder or holders of such New Preferred on such respective dates, and the Note shall no longer be deemed outstanding and all rights whatsoever in respect hereof (including the right to receive interest hereon) shall terminate except the right to receive the number of full shares of New Preferred to which such person shall be entitled hereunder; provided, however, that the Holder's obligations to purchase New Preferred on the Second Closing Date and the Third Closing Date shall survive the conversion of this Note; and provided, further, that the Company shall not be required to convert any Note or sell any New Preferred while the stock transfer books of the Company are closed for any purpose, but the surrender of a Note for conversion and the tender of any of the Extra Equity Subscription Amount during any period while such books are so closed shall become effective for conversion and/or purchase immediately upon the reopening of such books as if such surrender and/or tender had been made on the date of such reopening.

          (c) Reservation of Shares; Transfer Taxes; Etc. The Company shall at all times beginning promptly after the exercise of the Equity Financing Option reserve and keep available, out of its authorized and unissued shares of New Preferred, solely for the purpose of effecting the conversion of the Notes, such number of shares of its New Preferred free of

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preemptive rights as shall be sufficient to effect the conversion of all Notes from time to time outstanding.

          The Company shall pay any and all issue or other taxes (other than income taxes) that may be payable in respect of any issue or delivery of shares of New Preferred on conversion of the Notes. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of New Preferred (or other securities or assets) in a name other than that in which the Notes so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of such tax or has established, to the satisfaction of the Company, that such tax has been paid.

SECTION 4. Fractional Shares.

          No fractional shares or scrip representing fractional shares of New Preferred shall be issued upon conversion of this Note and exercise of the purchase rights hereunder. If more than one certificate evidencing Notes shall be surrendered for conversion and exercise at one time by the same Holder, the number of full shares issuable upon conversion and exercise thereof shall be computed on the basis of the aggregate principal amount and Extra Equity Subscription Amount of the Notes so surrendered. Instead of any fractional share of New Preferred which would otherwise be issuable at a given time upon conversion of this Note (or of such aggregate number of Notes) and exercise of the purchase rights hereunder (or thereunder), the Company may elect, in its sole discretion, independently for each Holder, whether such number of shares of New Preferred will be rounded to the nearest whole share (with a .5 of a share rounded upward) or whether such Holder will be given cash, in lieu of any fractional share, in an amount equal to the same fraction of the liquidation preference per share of New Preferred.

SECTION 5. Events of Default Defined.

          The following shall each constitute an "Event of Default" hereunder:

          (a) the failure of the Company to make any payment of principal of or interest on this Note;

          (b) the Company, pursuant to or within the meaning of any Bankruptcy
Law:

               (i) commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, and such Custodian is not discharged within 30 days, or

               (iv) makes a general assignment for the benefit of its creditors;

          (c) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 60 consecutive days and that:

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               (i) is for relief in any involuntary case against the Company,

               (ii) appoints a Custodian of the Company or for all or substantially all of the property of the Company, or

               (iii) orders the liquidation of the Company.

          The term "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal, foreign or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, examiner or similar official under any Bankruptcy Law.

SECTION 6. Remedies upon Event of Default.

          (a) If an Event of Default occurs and is continuing for a period of 15 or more consecutive days, the holder or holders of Notes constituting a majority of the aggregate principal amount of Notes then outstanding (the "Majority Noteholders"), by notice to the Company, may declare the unpaid principal of and accrued interest on all the Notes then outstanding to be due and payable (an "Acceleration"). Upon any such declaration, such principal and accrued interest shall be due and payable immediately. Majority Noteholders may rescind an Acceleration and its consequences; provided, however, that no such rescission shall effect any subsequent Default or impair any right consequent thereto.

          (b) Majority Noteholders may waive an existing Default or Event of Default and its consequences. Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Note; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          (c) To the extent permitted by law, the remedies provided herein shall be exclusive of any other remedies now or hereafter existing at law or in equity or by statute or otherwise.

          (d) In any suit for the enforcement of any right or remedy under this Note, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

SECTION 7. Lost, Mutilated, etc. Note.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity or bond reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note (in case of mutilation) the Company will make and deliver in lieu of this Note a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal amount of this
Note in lieu of which such new Note is made and delivered.

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SECTION 8. Certain Definitions.

          (a) "Committed Investor" means Ronald Perelman.

          (b) "Commitment Agreement" means the Commitment Agreement among the Company and the Committed Investor, dated as of May 30, 2003.

          (c) "Default" means an event which, with notice or the passage of time, or both, would become an Event of Default.

          (d) The "Equity Financing" means the conversion of Notes into New Preferred and the sale by the Company, pursuant to the exercise of certain purchase rights under the Notes, of a minimum of $9.00 and a maximum of $11.00 of New Preferred for every $1.00 principal amount of Bridge Notes being converted, in each case, at a conversion or purchase price per share equal to the liquidation preference per share of the New Preferred.

          (e) "Equity Financing Option" means the right but not the obligation of the Committed Investor, pursuant to the Commitment Agreement, to elect to proceed with the Equity Financing. The Equity Financing Option is exercisable at any time prior to the earlier of (i) 10 days after the Company notifies the Committed Investor that it has obtained a CE mark in Europe on its initial product and (ii) January 15, 2004.

          (f) "Maturity Date" means January 26, 2004.

          (g) "New Preferred" means the Series D Convertible Preferred Stock of the Company, par value $.001 per share.

          (h) "Qualified Person" means an "accredited investor," within the meaning of Regulation D under the Securities Act, that will acquire any securities obtainable directly or indirectly upon conversion and exercise of this Note for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act.

          (i) "Securities Act" means the United States Securities Act of 1933, as amended.

SECTION 9. Miscellaneous.

          (a) This Note may be amended only by mutual written agreement of the Company and the Majority Noteholders, and the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the Holder or the Majority Noteholders. Any amendments approved in compliance with this
Section 9 shall bind the Holder's successors and assigns, as well as executors and other personal representatives.

          (b) Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, excluding the body of law relating to conflict of laws. Notwithstanding anything to the contrary contained herein, in no event may the

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effective rate of interest collected or received by the Holder exceed that which may be charged, collected or received by the Holder under applicable law.

          (c) Interpretation. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

          (d) Successors and Assigns. This Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its successors and registered assigns.

          (e) Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or on a day which in New York shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

          IN WITNESS WHEREOF, this Senior Convertible Bridge Note due 2004 has been executed and delivered on the date first above written by the duly authorized representative of the Company.

                                         NEPHROS, INC.


                                         By:
                                             -----------------------------------
                                             Name: Norman J. Barta
                                             Title: President & CEO

                                                                         ANNEX I

                        NOTICE OF CONVERSION AND PURCHASE

To: Nephros, Inc.

          The undersigned, pursuant to the provisions set forth in the Senior Convertible Bridge Note due 2004, in the principal amount of $
                                                              ----------------
standing in the name of the undersigned (the "Note"), hereby irrevocably elects both:

          (i) to convert the entire Note and all accrued interest hereon into the number of whole shares of New Preferred that have an aggregate liquidation preference equal to the principal amount of the Note together with any accrued but unpaid interest thereon; and

          (ii) to purchase $               (which amount (the "Extra Equity
                            --------------
Subscription Amount") is at least $            , and no more than
                                   ------------
$               ) aggregate liquidation preference of additional New Preferred
 ---------------
at a purchase price equal to the liquidation preference thereof.

          Enclosed herewith is $             in cash or a certified check for
                                ------------
payment of the First Closing Purchase Price. On         , 2003 [Second Closing
                                                ----- --
Date], the undersigned shall deliver to the Company payment of the Second
Closing Purchase Price, by cash or certified check, of $            . On
                                                        ------------     -----
  , 2003 [Third Closing Date], the undersigned shall deliver to the Company
--
payment, by cash or certified check, of the then-unpaid portion of the Extra Equity Subscription Amount that the undersigned has selected in clause (ii), above.

          The certificate or certificates evidencing shares of New Preferred to be issued upon conversion of the Note and the purchase of additional shares of New Preferred in accordance with the terms of the Note should be registered in the following name(s) (if no information is provided, the New Preferred will be issued in the name of the registered holder of the Note:

                                           -------------------------------------

          ------------------------------   -------------------------------------

          ------------------------------   -------------------------------------
          [name(s)]                        [address(es)]

          The undersigned represents that it understands that any securities obtainable upon the conversion and purchase described above have not been registered for sale under Federal or state securities laws and are being offered and sold to the undersigned pursuant to one or more exemptions from the registration requirements of such securities laws. The undersigned is an "accredited investor" within the meaning of Regulation D under the Securities Act. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear a legend in substantially the form set forth on the first page of the Note. The undersigned understands that it must bear the economic risk of its investment in the Company for an indefinite period of time, as such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless as exemption from such registration is available.

          Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Note.

                                           -------------------------------------

                                           Dated:
                                                  ------------------------------

      (Before Signing, Please Make Sure You Have Filled In A Dollar Amount
                           In Paragraph (ii), Above.)